UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934
Date of Report (Date of earliest event reported): February 29, 2008
MIDWAY GAMES INC.
(Exact Name of Registrant as Specified in Charter)

Delaware (State or Other Jurisdiction of Incorporation)	1-12367 (Commission File Number)	22-2906244 (I.R.S. Employer Identification Number)
2704 West Roscoe Street, Chicago, Illinois 60618
(Address of Principal Executive Offices)                (Zip Code)
Registrant’s telephone number, including area code: (773) 961-2222
     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.
The information contained in Item 2.03 is incorporated by reference in this Item 1.01.
Item 1.02 Termination of a Material Definitive Agreement.
The Secured Facility replaces the Amended LSA, which was terminated on February 29, 2008 in connection with the Registrant entering into the NAI Facility. A description of the material terms and conditions of the Amended LSA is included in the Registrant’s Current Report on Form 8-K filed with the Securities and Exchange Commission on July 3, 2007, which description is incorporated by reference herein. Capitalized terms used in this Item 1.02 have the meanings ascribed to them in Item 2.03 below.
Item 2.02 Results of Operations and Financial Condition.
On March 6, 2008, the Registrant issued a press release discussing financial results for the fourth quarter and year ended December 31, 2007 and financial guidance. A copy of the press release is attached to this report as Exhibit 99.1. Exhibit 99.1 is incorporated herein by this reference.
The information in this Item 2.02, including the exhibit included herewith, is furnished pursuant to Item 2.02 and shall not be deemed to be “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities of that section.
Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.
On February 29, 2008, Midway Home Entertainment Inc. and Midway Amusement Games, LLC (as Borrowers), and Midway Games Inc., Midway Games West Inc., Midway Interactive Inc., Midway Sales Company, LLC, Midway Home Studios Inc., Surreal Software Inc., Midway Studios-Austin Inc., and Midway Studios-Los Angeles Inc. (as U.S. Credit Parties) terminated the Amended and Restated Loan and Security Agreement by and among the Borrowers, U.S. Credit Parties, the Lenders that are signatories thereto and Wells Fargo Foothill, Inc. (as the Arranger and Administrative Agent, and UK Security Trustee) (“Amended LSA”) and entered into a Loan and Security Agreement by and among the Borrowers and U.S. Credit Parties and National Amusements, Inc. (“NAI”) (the “Secured Facility”). Also on February 29, 2008, Midway Games Inc. entered into an Unsecured Loan Agreement with NAI (the “Unsecured Facility”) and a Subordinated Unsecured Loan Agreement with NAI (the “Subordinated Facility,” together with the Secured Facility and the Unsecured Facility, the “NAI Facility”). The NAI Facility provides for up to $90,000,000 in total availability. The Secured Facility provides up to $30,000,000 under which we have a $20,000,000 term loan and a revolving line of credit of up to $10,000,000. The Unsecured Facility provides for a $40,000,000 revolving line of credit and the Subordinated Facility provides for up to a $20,000,000 revolving line of credit.
The Secured Facility has a 52 month term with no required amortization of the term loan until the term ends on June 29, 2012. The Secured Facility bears interest at our election of either Bank of America’s prime rate (“Base Rate”) plus 1.5% per annum or a one, two, three, or six month LIBOR rate plus 3.75% per annum. The Unsecured Facility has a 13 month term which ends on March 31, 2009 and bears interest at our election of either the Base Rate plus 2.75% per annum or a one, two, three or six month LIBOR rate plus 5.0% per annum. Interest under the Unsecured Facility is payable in kind to the extent such interest amount plus the outstanding loans is less than or equal to $40,000,000. The Subordinated Facility has a 27 month term which ends on May 31, 2010 and bears interest at our election of either the Base Rate plus 5.75% per annum or a one, two, three or six month LIBOR rate plus 8.0% per annum. Interest under the Subordinated Facility is payable in kind. If the total amount of borrowings under the NAI Facility is greater than $40,000,000 at any time, the advances under the Subordinated Facility and then under the Unsecured Facility must be repaid from available cash and cash equivalents on a weekly basis to reduce the available cash and cash equivalents to $10,000,000.
The initial maximum availability under the Secured Facility revolving line of credit is $10,000,000. Maximum availability under the Secured Facility revolving line of credit in future periods is equal to $30,000,000 less the outstanding principal balance of the term loan less the aggregate amount of letters of credit outstanding.

A fee of 0.5% per annum multiplied by maximum revolver amounts under the NAI Facility less the average daily balance of advances that were outstanding during the preceding month is due and payable on a monthly basis.
Under the Secured Facility, substantially all of the assets of the Registrant and its United States subsidiaries are pledged as collateral. Under the Unsecured and Subordinated Facilities there are no pledges of collateral or guarantees. The NAI Facility restricts our ability to make payments, including dividends and other distributions on our capital stock, restricts our ability to make acquisitions and restricts our capital expenditures. The entire NAI Facility can be repaid or terminated at any time without premium or penalty.
Sumner M. Redstone, the Registrant’s controlling shareholder, is Chairman of the Board and Chief Executive Officer of NAI. In addition, two members of the Registrant’s board of directors also serve as a director or executive for NAI. Shari E. Redstone, the Chair of the Registrant’s board of directors and Mr. Redstone’s daughter, currently serves as President and a director of NAI. Furthermore, Robert J. Steele, another member of the Registrant’s board of directors, serves as Vice President-Strategy and Corporate Development of NAI.

Item 8.01	Other Events.
On March 6, 2008, the Registrant issued a press release announcing the NAI Facility. A copy of the press release is attached to this report as Exhibit 99.2. Exhibit 99.2 is incorporated herein by this reference.

Item 9.01	Financial Statements and Exhibits.
     (d) Exhibits

Exhibit No.	Description

99.1	Earnings Press Release of Midway Games Inc. dated March 6, 2008

99.2	Financing Press Release of Midway Games Inc. dated March 6, 2008

SIGNATURE
     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MIDWAY GAMES INC.
March 6, 2008	By:	/s/ David F. Zucker
David F. Zucker
President and Chief Executive Officer

EXHIBIT INDEX

Exhibit No.	Description

99.1	Earnings Press Release of Midway Games Inc. dated March 6, 2008

99.2	Financing Press Release of Midway Games Inc. dated March 6, 2008

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